<EXHIBIT>                                                         EXHIBIT 10.13
                     COLLATERAL ASSIGNMENT OF
             CONTRACTS, LEASES, LICENSES AND PERMITS


     THIS COLLATERAL ASSIGNMENT OF CONTRACTS, LEASES, LICENSES AND PERMITS made as of December 26, 1997, by and between WELLS ELECTRONICS, INC., an Indiana corporation having its principal place of business at 52940 Olive Road, South Bend, Indiana ("Assignor") and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States having an office at One Federal Street, Boston, Massachusetts 02110 ("Assignee"), as Agent for itself and each of the other Lenders who are now or hereafter become parties to the hereinafter defined Loan Agreement.

                           WITNESSETH:

     1. DEFINITIONS. Each reference in this Assignment to the following capitalized terms shall be deemed to have the following meanings and all other references to a capitalized term shall have the meaning assigned thereto in the Loan Agreement.

          (a) CONTRACTS, LEASES, LICENSES AND PERMITS: All contracts, leases, licenses and permits of Assignor together with all extensions, renewals, replacements and substitutions therefor.

          (b) LOAN AGREEMENT: That certain Loan Agreement dated as of the date hereof between PCD Inc., a Massachusetts corporation (the "Principal Debtor"), Assignee and the Lenders
(as the same may be amended from time to time, the "Loan Agreement"), pursuant to which Assignee and the Lenders have agreed to make loans to Principal Debtor in an aggregate principal amount not to exceed $90,000,000.00, as evidenced by that certain Term Note A, Term Note B and Revolving Credit Note of Principal Debtor dated as of the date hereof.

          (c)  GUARANTY:  That certain Unlimited Guaranty of
Assignor dated as of the date hereof in favor of Assignee pursuant to which Assignor has guaranteed the payment and performance of all of the Obligations of Principal Debtor.

          (d)  SECURITY AGREEMENT:  That certain Security
Agreement dated as of the date hereof by and between Assignor and Assignee, Assignor has concurrently granted to Assignee a security interest in all of Assignor's assets to secure its obligations to Assignee and/or the Lenders under the Guaranty.

          (e) OBLIGATIONS: Payment and performance of all of the Obligations of Principal Debtor under the Loan Agreement and under the Notes, (ii) the performance of all of the obligations of Assignor to Assignee contained herein, and (iii) the payment of all other future advances and other obligations of Principal Debtor or Assignor to Assignee and/or the other Lenders, including, without limitation, any future loans and advances made to Principal Debtor or Assignor by Assignee and/or the other Lenders prior to, during or following any bankruptcy, reorganization or insolvency of Principal Debtor or Assignor (a "Reorganization"), any interest accruing under the Notes and/or the Loan Agreement after the commencement of a Reorganization, and any and all other indebtedness, liabilities and obligations of Principal Debtor or Assignor to Assignee and/or the other Lenders of every kind and description, direct, indirect or contingent, now or hereafter existing, due or to become due.

     NOW, THEREFORE, in consideration of the Loan Agreement, the Loans pursuant thereto and other valuable consideration, the receipt of which is hereby acknowledged and as further security for payment and performance of the Obligations, Assignor hereby grants, conveys, transfers, assigns and sets over to Assignee for the benefit of Assignee all of Assignor's rights, title and benefits (but none of its obligations or liabilities) under, in and to each Contract, Lease, License and Permit which may be so granted, conveyed, transferred, assigned or set over without a violation of the terms thereof.

     TO HAVE AND TO HOLD the same with all of the rights, privileges and appurtenances thereunto belonging unto Assignee (but none of its obligations or liabilities), its successors and assigns until such time as the Obligations have been paid and satisfied in full for the purpose of further and collaterally securing same.

     Assignor and Assignee agree that the following terms and conditions shall govern this Assignment:

     2. ASSIGNOR'S REPRESENTATIONS AND COVENANTS. Assignor, for itself and for its successors and assigns, covenants and warrants as follows:

          (a) that each existing Contract, Lease, License and Permit is in full force and effect and that there is, to the knowledge of Assignor, no default on the part of any party thereto or grantor thereof;

          (b) that Assignor is the sole owner of the Contracts, Leases, Licenses and Permits; that each Contract, Lease, License and Permit is free from all Liens other than those created under the Security Documents and those permitted under the Loan Agreement; that Assignor has full power and authority to assign each such Contract, Lease, License Permit in accordance herewith; that Assignor will warrant and defend each such Contract, Lease, License and Permit to Assignee against the lawful claims and demands of all persons, and that Assignor has not sold, assigned, transferred, mortgaged or pledged any such Contract, Lease, License or Permit or any interest therein, to any person, firm or corporation other than Assignee;

          (c) that Assignor will not assign, pledge or otherwise encumber any such Contract, Lease, License or Permit without the prior written consent of Assignee in each instance and then only subject to and in accordance with any conditions set forth in such written consent;

          (d) that Assignor will not, without the prior written consent of Assignee in each instance, directly or indirectly amend, modify, cancel, terminate or permit any surrender of any Contract, Lease, License or Permit;

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          (e)  that Assignor will not in any way knowingly violate
or permit a violation of Assignor's license granted in SECTION 3 hereof;

          (f) that Assignor will fulfill or cause to be fulfilled in all material respects all of the material terms, covenants and conditions on Assignor's part to be fulfilled under each Contract, Lease, License or Permit;

          (g) that Assignor will, upon written request by Assignee, while this Assignment remains in force and effect, execute and deliver all such powers of attorney, instruments of pledge or assignment, and such other instruments or documents as Assignee may reasonably request at any time for the purpose of further securing Assignee's rights hereunder;

          (h) that Assignor will use its best efforts to provide Assignee with written notice of any extension, renewal, amendment or modification of any Contract, Lease, License or Permit within thirty (30) days thereof, and that Assignor will similarly furnish to Assignee, on demand, true copies of all agreements or letters effecting same.

     3. LICENSE UNTIL DEFAULT. So long as no Event of Default is continuing, Assignor shall have a license to enjoy each Contract, Lease, License and Permit pursuant to the terms thereof and, to exercise Assignor's rights thereunder.

     4.  ASSIGNEE'S RIGHTS IN EVENT OF DEFAULT.

          4.1 Immediately upon the occurrence of an Event of Default, the license to Assignor under SECTION 3 hereof shall, at the option of Assignee, terminate and in such event Assignee is hereby expressly and irrevocably authorized to assume any or all of Assignor's rights (but none of its obligations or liabilities) with respect to each Contract, Lease, License and Permit by notice in accordance with SECTION 10 hereof to Assignor without further authorization, notice or demand and without the commencement of any action to foreclose any of the Security Documents or to exercise its power of sale and other remedies thereunder.

          4.2 Assignor hereby constitutes and appoints Assignee irrevocably, and with full power of substitution and revocation, the true and lawful attorney, for and in the name, place and stead of Assignor, to exercise any and all rights and remedies of Assignor under each Contract, Lease, License and Permit and to perform any of the actions and rights provided by any of the Security Documents upon the occurrence of an Event of Default. Assignor hereby grants unto said attorney full power and authority following the occurrence of an Event of Default to do and perform each and every act whatsoever requisite to be done with respect to any Contract, Lease, License or Permit, as fully to all intents and purposes as Assignor could do if personally present, hereby ratifying and confirming all that said attorney shall lawfully and reasonably do or cause to be done by virtue hereof; PROVIDED, HOWEVER, that any acts or omissions by Assignee after an Event of Default shall be at Assignee's discretion and shall not be or become the basis for any liability of Assignee to any Person.

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          4.3  Acceptance of this Assignment shall not constitute
a satisfaction of all or any part of the Obligations except to the extent of funds actually received and applied by Assignee on account of the same.

          4.4 The rights and powers of Assignee hereunder shall continue and remain in full force and effect until all Obligations, including any deficiency resulting from exercise of Assignee's remedies under any of the Security Documents, are paid or satisfied in full. Assignee shall not be liable to Assignor or anyone claiming under or through Assignor by reason of any act or omission by Assignee hereunder.

          4.5 An Event of Default shall be cured only when Assignor shall have paid and satisfied in full all Obligations and other sums owing and past due and shall have performed all other terms, covenants and conditions, the failure of performance of which terminated the license herein above mentioned, or shall have received a written waiver from Assignee of such Event of Default.

     5.  INDEMNIFICATION.

          5.1 Assignor agrees to indemnify and hold harmless Assignee from and against any and all liability, loss, damage and expense, including reasonable attorneys' fees which Assignee may or shall incur under or in connection with any Contract, Lease, License or Permit or by reason of any of the Obligations or actions taken or omitted by Assignee under any of the Obligations, including, without limitation, any action or omission which Assignee in its discretion may take to protect its interest in any Contract, Lease, License or Permit and from and against any and all claims and demands whatsoever which may be asserted against Assignor and/or Assignee by reason of any of the terms and conditions of any Contract, Lease, License or Permit.

          5.2 If Assignee incurs any such actual liability, loss, damage or expense, the amount thereof, plus interest thereon from and after demand by Assignee for payment thereof by Assignor at the rate equal to the lower of (a) 2% in excess of Effective Prime, or (b) the highest rate allowable by law, shall be paid by Assignor to Assignee within three (3) business days after demand therefor.

          5.3 Nothing contained herein shall operate or be construed to obligate Assignee to perform any of the terms, covenants or conditions contained in any Contract, Lease, License or Permit, or to take any action to collect any payments or to impose any obligation on Assignee relating to any Contract, Lease, License or Permit.

     6. EXERCISE OF REMEDIES. The rights and remedies of Assignee under this Assignment are cumulative and in addition to any other rights and remedies which Assignee shall have under or as a result of any other of the Obligations and may be exercised as often as Assignee deems such exercise to be desirable. Failure of Assignee to avail itself of any of the terms, covenants and conditions of this Assignment for any period of time, or at any time or times, shall not constitute a waiver of any of its rights hereunder.

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     7.  ASSIGNMENT BY ASSIGNEE.  Assignee shall have the right to assign Assignor's rights, title and interest in any Contract, Lease, License or Permit, subject to any transfer restrictions contained therein, to any subsequent agent with respect to the Loan Agreement and the Obligations thereunder.

     8. TERMINATION. Upon final payment and satisfaction in full of the Obligations, as evidenced by recorded satisfactions or releases of the recorded Security Documents or otherwise as satisfactory to the Assignee, and of any sums which may be payable hereunder, or under any present or future agreement between Assignor Assignee or each of the Lenders, this Assignment shall be of no further force and effect and, in that event, upon Assignor's request and expense, Assignee agrees to execute and deliver to Assignor instruments evidencing the termination of this Assignment.

     9. APPROVALS. Notwithstanding anything to the contrary contained herein, Assignee will not take any action pursuant to this Assignment which would constitute or result in any assignment of any Contract, Lease, License or Permit if such assignment would require, pursuant to the terms of such Contract, Lease, License or Permit the prior approval of the other party to such Contract, Lease, License or Permit, without first obtaining such approval. During the continuance of an Event of Default, Assignor agrees to take any action which Assignee may reasonably request in order to obtain and enjoy the full rights and benefits granted to Assignee and the Lenders by this Assignment and each other agreement, instrument and document delivered to Assignee or any of the Lenders in connection herewith or in any document evidencing or securing the Collateral, including specifically, at Assignee's own cost and expense, the use of its best efforts to assist in obtaining approval of the other party to such Contract, Lease, License or Permit for any action or transaction contemplated by this Assignment which is then required by such Contract, Lease, License or Permit.

     10. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or telefaxed or delivered to the applicable party in the manner set forth in SECTION 9.6 of the Loan Agreement.

     11.  MISCELLANEOUS.

          11.1  This Assignment, except as set forth in SECTION
11.2, below, shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts.

          11.2 Notwithstanding the foregoing choice of law provision, the procedures governing the enforcement by Assignee of its foreclosure and other remedies against Assignor under any of the Contracts, Leases, Licenses and Permits may, at Assignee's election, be governed by the laws of the state in which the Contracts, Leases, Licenses and Permits in question are located.

          11.3  The Assignor irrevocably:

          (i) agrees that any suit, action, or other legal proceeding arising out of this Assignment may be brought in the courts of record of The Commonwealth of Massachusetts or any other State(s) in which the Contracts, Leases, Licenses and Permits are

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located or the courts of the United States located in The
Commonwealth of Massachusetts or any other State(s) in which any of the Contracts, Leases, Licenses and Permits are located.

          (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; and

          (iii) waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts.

          For such time as the Obligations shall be unpaid in whole or in part, Assignor irrevocably designates the registered agent or agent for service of process of Assignor as reflected in the records of the Secretary of State of The Commonwealth of Massachusetts as its registered agent, and in the absence thereof, the Secretary of State of The Commonwealth of Massachusetts, as its agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or proceeding brought in any such court and agrees and consents that any such service of process upon such agent and written notice of such service to Assignor by registered or certified mail shall be taken and held to be valid personal service upon Assignor regardless of where Assignor shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such state and waives any claim of lack of personal seizure or other error by reason of any such service. Any notice, process, pleadings or other papers served upon the aforesaid designated agent shall, within three (3) Business Days after such service, be sent by the method provided for in SECTION 9.6 of the Loan Agreement to Assignor at its address set forth in the Loan Agreement. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY DISPUTE BETWEEN ASSIGNOR AND ASSIGNEE WITH RESPECT TO THE FINANCING DOCUMENTS AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

          11.3 No amendment, cancellation or discharge of this Assignment shall be valid unless Assignee shall have consented thereto in writing.

          11.4 In case any one or more of the provisions contained in this document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision hereof, and this document shall be construed as if such invalid, illegal or unenforceable provision had never been included.

          11.5 The terms, covenants, and conditions contained herein shall inure to the benefit of and shall be binding upon Assignee and Assignor and their respective successors and assigns.

          11.6 The relative rights of Assignee and the Lenders are set forth in the Loan Agreement.


                 [THIS SPACE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, Assignor and Assignee, jointly and
severally, have caused this Assignment to be duly executed on their behalf by their respective duly authorized officers on the date first set forth above.

                             WELLS ELECTRONICS, INC.


                             By: /S/ Mary L. Mandarino
                                ---------------------------
                                Mary L. Mandarino
                                Treasurer

                             FLEET NATIONAL BANK,
                             as Agent for itself and
                             the other Lenders


                             By: /S/ Thomas W. Davies
                                ---------------------------
                                Thomas W. Davies
                                Senior Vice President

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